EXHIBIT 10.1


                       FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS AMENDMENT amends that certain Credit Agreement dated as of May 15, 1997 (the "AGREEMENT"), by and between Transport Corporation of America, Inc., a Minnesota corporation ("BORROWER") and Firstar Bank of Minnesota, National Association (the "BANK"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

1. DEFINITIONS. The following definitions are hereby deleted and replaced with the following

            "ADJUSTED LIBOR RATE" shall mean, for any Interest Period and the applicable LIBOR Rate Advance, the per annum rate of interest equal to the sum of (a) one hundred twenty-five basis points (1.25%), plus (b) the per annum rate (rounded up, if necessary, to the nearest one-sixteenth of one percent (1/16%)) determined by dividing (i) the LIBOR Rate for such LIBOR Rate Advance and related Interest Period, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including any basic, marginal, emergency, supplemental, special or other reserves) that is specified from time to time during an Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency) for funding "Eurocurrency Liabilities" pursuant to Regulation D of such Board or any other then applicable successor regulation, without benefit of credit or prorations, exemptions or offsets which might otherwise be available to the Bank from time to time under Regulation D.

            "BORROWING BASE" shall mean an amount equal to the sum of (a) eighty-five percent (85%) of all Eligible Accounts, plus (b) seventy-five percent (75%) of the net book value of Eligible Equipment, each as determined as of the last day of the most recent calendar month and at such other times as may be required by the Bank.

            "BORROWING BASE CERTIFICATE" shall mean the certificate in the form of Exhibit A to this First Amendment, or such other form prescribed by the Lender from time-to-time pursuant to Section 6.18 of the Credit Agreement.

            "ELIGIBLE EQUIPMENT" shall mean all certificated tractors and trailers owned by the Borrower as equipment and used for transport in the ordinary course of the Borrower's business and listed on Schedule B to the Security Agreement or any schedule of pledged equipment delivered by the Borrower to the Bank pursuant to Section 6.18(h) of the Credit Agreement, provided such trucks and trailers:

            (a) (i) are subject to a perfected, first priority security interest in favor of the Bank in accordance with all applicable state titling statutes and are free and clear of all other Liens, or (ii) between the Closing Date (as defined in the North Star Acquisition Agreement) and August 31, 1998, are subject to a negative pledge granted in accordance to
                  Section 5 of the First Amendment to Credit Agreement;

            (b) are in good condition free from any defects that would negatively affect the market value thereof in a material way;

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            (c)   are not, as reasonably determined by the Bank, unusable in the ordinary course of Borrower's business; and

            (d) are insured against loss or damage in accordance with the provisions of the Security Agreement.

            "NORTH STAR ACQUISITION AGREEMENT" shall mean that certain Stock Purchase Agreement By and Among Transport Corporation of America, Inc., North Star Transport, Inc. and The Shareholders of North Star Transport, Inc. dated as of May 20, 1998, a true copy of which has been delivered to the Bank.

            "REVOLVING NOTE" shall mean the Revolving Credit Note dated May 15, 1998, made payable by the Borrower to the order of the Bank in the original principal amount of $25,000,000.

            "TERMINATION DATE" shall mean the earlier of August 31, 1998 or the date on which an Event of Default has occurred and the Bank determines to extinguish its commitment hereunder.

2. REVOLVING LOAN. Article III of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                          "ARTICLE III. REVOLVING LOAN

3.1 NATURE OF LOAN COMMITMENT/MAXIMUM OF ADVANCES. Subject to the terms and conditions of this Agreement, the Bank shall make Advances to the Borrower from time to time from the date hereof to the Termination Date in an aggregate principal amount not to exceed at any time the lesser of (i) Twenty-Five Million Dollars ($25,000,000) less the sum of (a) the L/C Amount and (b) the Obligation of Reimbursement or (ii) the Borrowing Base less the sum of (a) the L/C Amount and (b) the Obligation of Reimbursement (the "Revolving Credit Commitment"). All Advances pursuant to the Revolving Credit Commitment, including Advances made by the Bank pursuant to Section 2.1 for Borrower's Obligation of Reimbursement, shall be evidenced by the Revolving Note; provided that the Borrower shall be obligated to pay only the amount that is actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates provided in Section 3.4 hereof. The Borrower may borrow, prepay and reborrow within such limit pursuant to this Agreement and the Revolving Note.

3.2 TYPES OF ADVANCES; CERTAIN LIMITATIONS. Each Advance by the Bank under the Revolving Credit Commitment may be either a LIBOR Rate Advance or a Prime Rate Floating Advance. LIBOR Rate Advances and Prime Rate Floating Rate Advances may be outstanding at the same time; provided, however, that no more than eight (8) LIBOR Rate Advances may be outstanding at any one time. The principal amount of each LIBOR Rate Advance shall be not less than $100,000 or an integral multiple thereof.

3.3 PURPOSE FOR ADVANCES. Except with the prior written consent of the Bank, all Advances under Article III shall be used exclusively for the Borrower's working capital and other general business purposes; provided that up to $15,800,000 of Advances

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      under Article III may be used for acquisition financing for the purpose of acquiring North Star Transport.

3.4 COMPUTATION OF INTEREST. The Advances under the Revolving Credit Commitment shall bear interest on the unpaid principal amount thereof as follows:

      (i) For LIBOR Rate Advances, at a fluctuating rate per annum equal to the Adjusted LIBOR Rate, and

      (ii) For Floating Rate Advances, at a fluctuating rate per annum equal to the Prime Rate Floating Rate less one hundred forty basis points (1.40%) per annum.

            All interest payable on Advances shall be computed on the basis of actual days elapsed and a year of 360 days. Interest shall be payable monthly in arrears on the last business day of each month commencing on June 30, 1998, and at maturity.

3.5 MATURITY. The Revolving Note shall be expressed to mature on the earlier of: (i) August 31, 1998 or (ii) upon the occurrence of an Event of Default. All amounts outstanding under the Revolving Note shall be immediately due and payable at maturity (whether by acceleration or otherwise).

3.6 RECORDKEEPING. Bank shall record in its records, the date and amount of each Advance made thereon by Bank, and each repayment thereof. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount of the Advances owing and unpaid by the Borrower thereon. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrower hereunder or under the Revolving Note to repay the principal amount of the Advances together with all interest accrued thereon.

3.7 NON-USE FEES. The Borrower agrees to pay the Bank, not later than ten (10) days after receipt of a statement therefor, a fee equal to one-quarter of one percent (1/4 %) per annum times the average daily unused portion of the Revolving Credit Commitment, payable quarterly in arrears commencing July 1, 1998, and as of the maturity date of the Revolving Note."

3.8 Section 5.6(b) is hereby deleted in its entirety and replaced with the following:

      "CONVERSION OF LIBOR RATE ADVANCES TO FLOATING RATE ADVANCES. Notwithstanding Section 5.6(a), if such Section would otherwise be applicable but the Bank could lawfully maintain the LIBOR Rate Advances at the Prime Rate less 1.40% per annum then, during such period as the Bank cannot maintain the LIBOR Rate Advances at the Adjusted LIBOR Rate, the LIBOR Rate Advances shall bear interest at a per rate equal to Prime Rate less 1.40% per annum in effect from time to time. If the Bank determines that all events or conditions making it unlawful or impossible for the Bank to maintain the LIBOR Rate Advances at the Adjusted LIBOR Rate cease to exist, then Advances may again bear interest at the Adjusted LIBOR Rate, subject to the other terms and conditions of this Agreement."

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4.    MANDATORY PREPAYMENT. Section 5.1 is deleted in its entirety and replaced with the following:

      "If at any time the outstanding Obligations of the Borrower exceeds the Revolving Credit Commitment, the Borrower shall immediately repay the excess."

5. NEGATIVE PLEDGE OF EQUIPMENT. The Borrower agrees that it shall not create or permit to exist any security interest on any of its trucks and trailers that have not previously been pledged to any other party, whether now owned or hereafter acquired. Simultaneously with the execution of this Amendment, the Borrower shall deliver to the Lender a schedule of such previously unpledged trucks and trailers, setting forth the net depreciated book value of each such truck or trailer, certified as correct by the Borrower's chief financial officer. Borrower agrees that, at the request of the Lender, it shall promptly deliver certificates of title and completed applications for notation of the Lender's lien for each such truck and trailer.

6. PRECONDITIONS TO EFFECTIVENESS. This Amendment shall only become effective upon (a) the execution of the Amendment and the Revolving Credit Note by the Borrower and the Bank, and (b) execution and delivery by the Borrower of (i) the items described in Paragraph 3 above; (ii) a current Borrowing Base Certificate; (iii) an opinion of Borrower's counsel satisfactory to the Lender's counsel; and (iv) any and all additional related documents referred to in this Amendment or as otherwise may be required by the Lender.

7. CONSENT AND ACKNOWLEDGMENT OF CORPORATE GUARANTORS. By executing the acknowledgment below, TCA of Ohio, Inc. and Transport International Express, Inc. (each a "Corporate Guarantor@ and collectively, the "Corporate Guarantors@) each hereby (a) consents to each and all of the provisions of this Amendment, and (b) acknowledges and agrees that the Guaranty executed by it and delivered to the Lender remains in full force and effect in accordance with its original terms, not subject to any defense, counterclaim or right of setoff.

8. REPRESENTATIONS REAFFIRMED. The Borrower and each Corporate Guarantor hereby warrants and represents to the Lender that (a) each and all of the representations and warranties set forth and contained in the Loan Agreement and the other Loan Documents are true, correct and complete in all respects as of the date hereof, and (b) no Default or Event of Default has occurred and is continuing as of the date hereof.

9. NO WAIVERS. The Borrower and each Corporate Guarantor hereby acknowledges and agrees that by executing and delivering this Agreement to the Lender it is not waiving any existing Defaults or Event of Default, whether known or unknown, nor is the Lender waiving any of its rights or remedies under the Loan Agreement or any of the Loan Documents, provided, however that the Bank does consent to Borrower entering into and consummating the transaction contemplated by the North Star Acquisition Agreement in accordance with the terms thereof, and the Bank hereby waives any Event of Default under Section 6.23 of the Agreement for doing so.

10. NO SET-OFF. The Borrower and each Corporate Guarantor acknowledges to and agrees with the Lender that no events, conditions or circumstances have arisen or exist as of the date hereof which would give the Borrower the right to assert a defense, counterclaim and/or setoff to any claim by the Lender for payment of the Obligations, and if any so exist as of the date hereof, whether know or unknown, absolute or contingent, liquidated or unliquidated, the same are hereby waived.

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11.   RELEASE. The Borrower and each Corporate Guarantor hereby releases the
      Lender and each of its officers, directors, agents, employees, legal counsel and other representatives from any and all claims, demands, causes of action, liability, damage, loss, cost and expense arising from and/or which it has paid, incurred or sustained or believe it has paid, incurred or sustained, known or unknown, absolute or contingent, liquidated or unliquidated, as a result of or related to (a) the transactions evidenced by or related to the Loan Documents and any and all other documents, agreements or instruments related thereto, or (b) any acts or omissions of the Lender or any of its officers, directors, agents, employees, legal counsel or other representatives in connection therewith or related thereto, or (c) the extension or denial of credit.

12. MERGER. All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements and alleged agreements by or between the Lender and the Borrower are hereby merged into this Agreement and the Loan Documents, and shall not be enforceable unless expressly set forth in this Agreement and the Loan Documents.

13. NO OTHER AMENDMENTS. Except as expressly amended hereby or as previously amended in writing, each of the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their original terms.

14. LEGAL EXPENSES. The Borrower shall pay and will reimburse the Bank on demand for all reasonable out-of-pocket expenses incurred by the Bank relating to this Amendment, including without limitation reasonable attorneys' fees and legal expenses incurred for the preparation of this Amendment.

15. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be considered as an original, but when taken together shall constitute one document.

16. AUTHORIZATION. The Borrower and each Corporate Guarantor represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of this _____ day of ________, 1998.

                                                      FIRSTAR BANK OF MINNESOTA,
                                                                        NATIONAL
                                                                     ASSOCIATION

                                          By:
                                             -----------------------------------
                                             Its:
                                                 -------------------------------


                                          TRANSPORT CORPORATION OF AMERICA,
                                           INC.

                                          By:
                                             -----------------------------------
                                             Its:
                                                 -------------------------------

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                     ACKNOWLEDGMENT OF CORPORATE GUARANTORS:



TCA OF OHIO, INC.                         TRANSPORT INTERNATIONAL EXPRESS, INC.


By:                                       By:
   -----------------------------------       -----------------------------------
   Its:                                      Its:
       -------------------------------           -------------------------------

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                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE


TO:   Firstar Bank of Minnesota, National Association (the "Bank")

      Pursuant to the Credit Agreement between Transport Corporation of America, Inc. ("Borrower") and the Bank ("Credit Agreement") dated May 15, 1997, as amended, the undersigned hereby certifies and warrants that as of _________, 19___, the Borrower Base was as follows:

                            RECEIVABLES AND EQUIPMENT



Total Accounts                          $_________________

Less: Ineligible Accounts              ($_________________)

Eligible Accounts                       $_________________

Times 85% = Borrowing Base Amount                            $_________________

Eligible Equipment (net book value)     $_________________

Times 75% = Borrowing Base Amount                            $_________________

Total Borrowing Base                                         $_________________

Revolving Loans                         $_________________

Undrawn Letters of Credit               $_________________

Total Loans & Letters of Credit                              $_________________

Margin or (Deficiency)                                       $_________________


      The person signing this Borrowing Base Certificate on behalf of the Borrower represents that he or she or it is authorized to do so by such party and that it is true and correct to the best of his or her knowledge.

      This Borrowing Base Certificate is subject to, and does not modify or in any way affect the terms and conditions of the Credit Agreement. The terms and conditions of the Credit Agreement shall supersede and control any inconsistent terms or conditions of the Borrowing Base Certificate.

                                          Transport Corporation of America, Inc.


Date _____________, 19____               --------------------------------------
                                                  Authorized Signature and Title